Exhibit 99.1

2 Bethesda Metro Center, Suite 1530, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release

Pebblebrook Hotel Trust Revises Outlook Due to Impact From Superstorm Sandy
Reiterates No Significant Property Damage from Superstorm Sandy

Bethesda, MD, November 12, 2012 - Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today revised its 2012 Outlook to account for the impact from Superstorm Sandy and this past week's nor'easter. The Company's revised financial expectations for 2012 are as follows:

	Current 2012 Outlook		Previous 2012 Outlook		Change in Outlook
	Low	High	Low	High	Low	High
	($ in millions, except per share and REVPAR data)

Adjusted EBITDA	$110.5	$112.5	$112.0	$114.0	($1.5)	($1.5)
Adjusted FFO	$62.0	$64.0	$63.5	$65.5	($1.5)	($1.5)
Adjusted FFO per diluted share	$1.09	$1.12	$1.12	$1.15	($0.03)	($0.03)

This amended 2012 Outlook is based on the following estimates and assumptions:

Portfolio RevPAR Growth	7.4%	7.9%	8.0%	8.5%	(60 BPS)	(60 BPS)

Portfolio Hotel EBITDA	$124.5	$126.5	$126.0	$128.0	($1.5)	($1.5)
Portfolio Hotel EBITDA Margin	27.3%	27.5%	27.6%	27.8%	(0.3%)	(0.3%)
Portfolio Hotel EBITDA Margin Growth	215 bps	265 bps	250 bps	300 bps	(35 bps)	(35 bps)

The Company's revised financial expectations for the fourth quarter of 2012 are as follows:

	Current Fourth Quarter 2012 Outlook		Previous Fourth Quarter 2012 Outlook		Change in Outlook
	Low	High	Low	High	Low	High
	($ in millions, except per share and REVPAR data)

Adjusted EBITDA	$28.3	$30.3	$29.8	$31.8	($1.5)	($1.5)
Adjusted FFO	$14.5	$16.5	$16.0	$18.0	($1.5)	($1.5)
Adjusted FFO per diluted share	$0.24	$0.28	$0.27	$0.31	($0.03)	($0.03)

This amended fourth quarter 2012 Outlook is based on the following estimates and assumptions:

Portfolio RevPAR Growth	2.5%	4.5%	4.5%	6.5%	(200 BPS)	(200 BPS)

Portfolio Hotel EBITDA	$32.3	$34.3	$33.8	$35.8	($1.5)	($1.5)
Portfolio Hotel EBITDA Margin	27.2%	27.7%	28.0%	28.5%	(0.8%)	(0.8%)
Portfolio Hotel EBITDA Margin Growth	20 bps	70 bps	100 bps	150 bps	(80 bps)	(80 bps)

“Our revised outlook reflects the estimated impact from Superstorm Sandy, as well as the nor'easter this past week,” said Jon Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “Unfortunately, both storms significantly hindered travel in and out of the Northeast and Mid-Atlantic regions before, during and after the storms. The negative impact on our business was felt at our hotels throughout the United States as cancellations, no-shows and limited new bookings combined to produce enough lost revenue and additional expenses to warrant this revision to our outlook. We are diligently and aggressively pursuing the mitigation of our lost income through our existing insurance policies. Fortunately, none of our properties suffered any significant physical damage and we have no reported injuries from Superstorm Sandy.”

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 25 hotels, including 19 wholly owned hotels with a total of 4,615 guest rooms and a 49% joint venture interest in six hotels with a total of 1,733 guest rooms. The Company owns, or has an ownership interest in, hotels located in ten states and the District of Columbia, including 16 markets: Los Angeles, California; San Diego, California; San Francisco, California; Santa Monica, California; West Hollywood, California; Miami, Florida; Buckhead, Georgia; Bethesda, Maryland; Boston, Massachusetts; Minneapolis, Minnesota; New York, New York; Portland, Oregon; Philadelphia, Pennsylvania; Columbia River Gorge, Washington; Seattle, Washington; and Washington, DC. For more information, please visit www.pebblebrookhotels.com.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,”

“plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections and forecasts of U.S. GDP growth, U.S. hotel industry RevPAR growth, the Company's net income, FFO, EBITDA, Adjusted FFO, Adjusted EBITDA, RevPAR, EBITDA Margin and EBITDA Margin Growth, hotel-level EBITDA and EBITDA margin, and the Company's expenses, share count or other financial items; descriptions of the Company's plans or objectives for future operations, acquisitions or services; forecasts of the Company's future economic performance; forecasts of hotel industry performance; expectations about the Company's financing activity; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company's filings with the Securities and Exchange Commission, including, without limitation, the Company's Annual Report on Form 10-K for the year ended December 31, 2011. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company's business and financial results, please refer to the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company's SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company's website at www.pebblebrookhotels.com.

All information in this release is as of November 12, 2012. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company's expectations.

Contact:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

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